EXHIBIT 10.20
Second Amendment to Credit Agreement

This Second Amendment to Credit Agreement (this "Amendment") is dated as of December 18, 2017, by and between Axon Enterprise, Inc. (the "Borrower") and JPMorgan Chase Bank, N.A. (together with its successors and assigns the "Bank"). The provisions of this Amendment are effective on the date that this Amendment has been executed by all of the signers and delivered to the Bank (the "Effective Date").

WHEREAS, the Borrower and the Bank entered into a Credit Agreement dated August 18, 2014, as amended by the First Amendment to Credit Agreement dated as of July 29, 2015 (collectively, the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this Amendment;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.	DEFINED TERMS. Capitalized terms used in this Amendment shall have the same meanings as in the Credit Agreement, unless otherwise defined in this Amendment.

2.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

2.1	Section 2.1 of the Credit Agreement captioned "C. Applicable Fee Rate" is hereby amended and restated to read as follows:

C.    "Applicable Fee Rate" means with respect to any standby letter of credit fee or Non-Usage Fee, as the case may be, the rate per annum set forth below opposite the applicable Leverage Ratio (hereinafter defined in Section 5. 3 (A).

Leverage Ratio	Applicable Fee Rate
	Standby LOC Fee	Non-Usage Fee	Commercial LOC Fee
Less than 1.00 to 1.00	1.25%	0.10%	1.00%
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.50%	0.15%	1.00%
Greater than or equal to 1.50 to 1.00	1.75%	0.20%	1.00%

The Applicable Fee Rate shall, in each case, be determined and adjusted quarterly on the first day of the month after the date of delivery of the quarterly and annual financial statements required by this agreement, provided, however, that if such financial statements are not delivered within two Business Days after the required date (each, an "Fee Determination Date"), the Applicable Fee Rate shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The Applicable Fee Rate shall be effective from a Fee Determination Date until the next Fee Determination Date. Such determinations by the Bank shall be conclusive absent manifest error. As of the date hereof, the Applicable Fee Rate with respect to the Standby LOC Fee is 1.25%, and the Applicable Fee Rate with respect to the Commercial LOC Fee is 1.00%, and the Applicable Fee Rate with respect to the Non-Usage Fee is 0.10%.

1.	Section 4.5 of the Credit Agreement captioned "Financial Reports" is hereby amended and restated to read as follows:

4.5 Financial Reports. Furnish to the Bank whatever information, statements, books and records the Bank may from time to time reasonably request, including at a minimum:

A.
Via either the EDGAR System or its Home Page, within ninety (90) days after the filing of its Annual Report on Form 10-K for the fiscal year then ended with the Securities and Exchange Commission, but no event later than ninety (90) days after the end of such fiscal year, the financial statements for such fiscal year as contained in such Annual Report on Form 10-K and, as soon as it shall become available, the annual report to its shareholders for the fiscal year then ended.

B.
Via either the EDGAR System or its Home Page, within forty-five (45) days after the filing of its Quarterly Report on Form 10-Q for the fiscal quarter then ended with the Securities and Exchange Commission, but no event later than forty-five (45) days after the end of such fiscal quarter, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-Q, and, as soon as it shall become available, a quarterly report to its shareholders for the fiscal quarter then ended.

C.
Via either the EDGAR System or its Home Page, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission.

If for any reason either the EDGAR System or its Home Page is not available to it as is required for making available the financial statements or reports referred to above, it shall then furnish a copy of such financial statements or reports to the Bank.

For the purposes of this section, "EDGAR System" means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system, and "Home Page" means its corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as "http//www.axon.com" or such other universal resource locator that it shall designate in writing to the Bank as its corporate home page on the World Wide Web.

D.
Compliance Certificates. Provide the Bank, together with each financial statement required under this agreement and at such other times as the Bank may request, a Compliance Certificate in form satisfactory to the Bank, certified and executed by Borrower’s chief financial officer, or other officer satisfactory to the Bank. In the event of a conflict between this agreement and the Compliance Certificate, the terms of this agreement shall control.

2.	Section 4.12 of the Credit Agreement captioned "Compliance Certificate" is hereby deleted.

3.	Section 5.2 M of the Credit Agreement captioned "Leverage Ratio" is hereby deleted.

4.	Section 5.2 N. of the Credit Agreement captioned "Fixed Charge Coverage Ratio" is hereby deleted.

5.	Section 5.3 Financial Statement Calculations of the Credit Agreement captioned "Financial Statement Calculations" is hereby amended and restated to read as follows:

5.3    Financial Covenants. Without the written consent of the Bank, the Borrower will not:

A.Funded Debt to EBITDA Ratio. Permit its Funded Debt to EBITDA Ratio at any fiscal quarter end to be greater than 2.00 to 1.00. As used in this subsection, the term "Funded Debt to EBITDA Ratio" means its ratio of

(a)total liabilities excluding (i) accounts arising from the purchase of goods and services in the ordinary course of business, (ii) accrued expenses or losses, and (iii) deferred revenues or gains, all computed as of the end of the Test Period, to

(b)net income, plus amortization expense, depreciation expense, interest expense and income tax expense, all computed for the Test Period.

As used in this subsection, the term "Test Period" means the twelve month period then ending.

6.	Section 5.4 of the Credit Agreement captioned "Financial Statement Calculations" is hereby amended to add a new subsection to the end thereof, reading as follows:

5.4 Financial Statement Calculations. The financial covenant(s) set forth in Section 5.3 entitled "Financial Covenants", except as may be otherwise expressly provided with respect to any particular financial covenant, shall be calculated on the basis of the Borrower’s financial statements prepared on a consolidated basis with its Subsidiaries in accordance with GAAP. Except as may be otherwise expressly provided with respect to any particular financial covenant, if any financial covenant states that it is to be tested with respect to particular period time (which may be referred to therein as a “Test Period”) ending on any test date (e.g., a fiscal month end, fiscal quarter end, or fiscal year end), then compliance with that covenant shall be required commencing with the period of time ending on the first test date that occurs after the date of this agreement (or, if applicable, of the amendment to this agreement which added or amended such financial covenant)..

3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this Amendment.

4.
BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this Amendment, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this Amendment, or any other Related Document.

5.
FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

6.
EXECUTION AND DELIVERY BY THE BANK. The Bank shall not be bound by this Amendment until (i) the Bank has executed this Amendment and (ii) the Borrower has executed and delivered this Amendment together with all other related documents requested by the Bank, and the Borrower has fully satisfied all other conditions precedent, as determined by the Bank in its sole discretion.

7.
ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this Amendment, or any other Related Document on or prior to the date of this Amendment. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a "Bank Party") from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

8.
STATEMENTS. The Bank may from time to time provide the Borrower with account statements or invoices with respect to any of the Liabilities ("Statements"). The Bank is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Liabilities. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Bank of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Bank’s right to receive payment in full at another time.

9.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this Amendment, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. If any one or more of the obligations of the Borrower under this Amendment or the Credit Agreement, as amended by this Amendment, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Amendment, the Credit Agreement, as modified by this Amendment, or any other Related Document in any other jurisdiction. No provision of the Credit Agreement, as modified by this Amendment, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

10.
Governing Law and Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Amendment may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this Amendment, the

Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

11.	NOT A NOVATION. This Amendment is a modification only and not a novation. Except as expressly modified by this Amendment,

the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this Amendment shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

12.
COUNTERPART EXECUTION. This Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

13.	TIME IS OF THE ESSENCE. Time is of the essence under this Amendment and in the performance of every term, covenant and obligation contained herein.

Borrower:
Axon Enterprise, Inc.
By: /s/ Jawad Ahsan
Jawad Ahsan, CFO

Bank:
JPMorgan Chase Bank, N.A.

By:

COMPLIANCE CERTIFICATE

To:    JPMorgan Chase Bank, N.A.

This Compliance Certificate ("Certificate"), for the period ended          , 20     , is furnished pursuant to that certain Credit Agreement dated as of August 18, 2014 (as amended, modified, renewed or extended from time to time, the "Agreement") among Axon Enterprise, Inc. (the "Borrower"), and JPMorgan Chase Bank, N.A. (the "Bank"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.I am the     of the Borrower and I am authorized to deliver this Certificate on behalf of the Borrower and its Subsidiaries;

2.I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Borrower and its Subsidiaries with the Agreement during the accounting period covered by the attached financial statements (the "Relevant Period");

3.The attached financial statements of the Borrower and, as applicable, its Subsidiaries and/or Affiliates for the Relevant Period: (a) have been prepared on an accounting basis consistent with the requirements of the Agreement, and (b) to the extent that the attached are not the Borrower’s annual fiscal year end statements, are subject to normal year-end audit adjustments and the absence of footnotes;

4.The examinations described in paragraph 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a default or an event of default under the Agreement or any other Related Document during or at the end of the Relevant Period or as of the date of this Certificate, or which would, subject to the giving of notice or the lapse of time or both, constitute a default or event of default under the Agreement or any other Related Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any change in the accounting basis or in the application thereof that has occurred since the date of the annual financial statements delivered to the Bank in connection with the closing of the Agreement or subsequently delivered as required in the Agreement;

5.I hereby certify that, except as set forth below, no Obligor has, if applicable, changed its (i) name, (ii) chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) state of incorporation or organization without having received the Bank’s prior written consent;

6.Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

7.Described below are the exceptions, if any, referred to in paragraph 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) change in the accounting basis or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this     day of     ,    .

Axon Enterprise, Inc.

By:

Name:

Title: